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                                                                   EXHIBIT 99.1



                            E.DIGITAL CORPORATION AND
                           FUJITSU TEN SETTLE DISPUTE


(SAN DIEGO, CA, FEBRUARY 28, 2005) - E.DIGITAL CORPORATION (OTC: EDIG) and Fujitsu Ten Corporation of America (FTCA) announced today that they have entered into a settlement of their contractual dispute arising out of the development of the HD 1213 MP3 product for automotive use by e.Digital for FTCA. The companies regret that the product did not proceed to market as they had anticipated and both companies remain open to potential business relationships and opportunities with each other.


ABOUT E.DIGITAL CORPORATION: e.Digital Corporation partners with leading, innovative companies, designing and providing manufacturing services for their branded digital video, digital audio and wireless products based on the Company's proprietary MicroOS(TM)-enabled technology platforms. e.Digital specializes in the delivery and management of open and secure digital content through it's Personal Video, Personal Audio, Automotive, and Wireless technology platforms. e.Digital's services include the licensing of the Company's MicroOS(TM), custom software and hardware development, industrial design, and manufacturing services through the Company's manufacturing partners. For more information about e.Digital and its technology platforms, please visit the company website at www.edigital.com

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM OF 1995:
All statements made in this document, other than statements of historical fact, are forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the businesses of the Company and the industries and markets in which the company operates. Those statements are not guarantees of future performance and involve risks, uncertainties and assumptions that will be difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by those forward-looking statements. More information about potential factors that could affect the Company can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by e.Digital Corporation with the Securities and Exchange Commission ("SEC"). e.Digital Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated by it.


CONTACT:
E.DIGITAL CORPORATION: Robert Putnam, (858) 679-1504, rputnam@edigital.com